                                                                     EXHIBIT 4.4





--------------------------------------------------------------------------------



                             JOHNSON CONTROLS, INC.

                   STANDARD [COMMON/PREFERRED] STOCK WARRANT
                              AGREEMENT PROVISIONS





                              -----------------,1996

--------------------------------------------------------------------------------

  From time to time, Johnson Controls, Inc., a Wisconsin corporation (the "Company"), may enter into one or more warrant agreements that provide for the issuance and sale of warrants ("Warrants") to purchase shares of the Company's [common stock, $.16 2/3 par value (the "Common Stock")/specify preferred stock, $1.00 par value (the "Preferred Stock")] (such shares are hereinafter referred to as the "Shares" and, where appropriate, such term shall also mean the other securities or property purchasable upon the exercise of the Warrants upon the happening of certain events as provided for herein, and such [Common/Preferred] Stock is hereinafter referred to as the "Stock"). The standard provisions set forth herein may be included or incorporated by reference in any such warrant agreement (a "Warrant Agreement"). The Warrant Agreement, including the provisions incorporated therein by reference, is herein referred to as this "Agreement." The person named as the "Warrant Agent" in the first paragraph of the Warrant Agreement is herein referred to as the "Warrant Agent." Unless otherwise defined in this Agreement or in the Warrant Agreement, as the case may be, terms defined in the Warrant Agreement are used herein as therein defined and terms defined herein are used in the Warrant Agreement as herein defined.

  SECTION 1. Number of Warrants Unlimited; Issuable from Time to Time. The number of Warrants which may be issued and delivered under this Agreement is unlimited.

  There shall be established in or pursuant to a resolution of the Board of Directors of the Company or established in one or more warrant agreements supplemental hereto, prior to the issuance of any Warrants:

  (a)  the offering price,

  (b) the designation and terms of such Warrants and the Stock purchasable upon exercise of such Warrants,

  (c)  the date on which the right to exercise such Warrants shall commence,

  (d) if the Warrants are issued together as a unit with any other securities of the Company, the date after which the Warrants shall be freely tradeable separately from such other securities (the "Distribution Date") and if the Company may at its option or under circumstances described therein provide for an earlier Distribution Date,

  (e)  the Expiration Date pursuant to Section 6,

  (f) the Exercise Price and any form of consideration other than lawful money of the United States of America by which the Exercise Price may be paid pursuant to Section 6,

  (g) the Call Price, Call Date and Call Terms pursuant to Section 7,

  (h) the limitations, if any, upon the Reduced Exercise Price and the Reduced Exercise Price Period pursuant to Section 8,

  (i) the circumstances, if any, under which the Exercise Price and the number of Shares purchasable upon the exercise of each Warrant and the number of Warrants outstanding are subject to adjustment and the manner of making any such adjustment.

  SECTION 2. Form of Warrant Certificates. The certificates evidencing the Warrants (the "Warrant Certificates") to be delivered pursuant to this Agreement shall be in registered form only. The Warrant Certificates shall be in substantially such form or forms as shall be established by the Company from time to time pursuant to one or more resolutions of the Board of Directors of the Company or in one or more warrant agreements supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Warrants, as evidenced by their execution of the Warrants.

  SECTION 3. Execution of Warrant Certificates. Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, a Vice President or its Treasurer and attested by its Secretary or Assistant Secretary, under its corporate seal. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the current or any future Chairman of the Board, Chief Executive Officer, President, Vice President, Treasurer, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, Chief Executive Officer, President, Vice President, Treasurer, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be countersigned and delivered or disposed of such person shall have ceased to hold such office. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

  If any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent or disposed of by the Company, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Agreement any such person was not such officer.

  SECTION 4. Registration and Countersignature. Warrant Certificates shall be manually countersigned and dated the date of countersignature by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrants shall be numbered and shall be registered in a register (the "Warrant Register") to be maintained by the Warrant Agent.

  The Company and the Warrant Agent may deem and treat the registered holder of a Warrant Certificate as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for the purpose of any exercise thereof or any distribution to the holder thereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

  SECTION 5. Registration of Transfers and Exchanges. The Warrant Agent shall from time to time register the transfer of any outstanding Warrant Certificates in the Warrant Register, upon surrender of such Warrant Certificates, duly endorsed, and accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, duly signed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by (a) a bank or trust company, (b) a broker or dealer that is a member of the National Association of Securities Dealers, Inc. (the "NASD") or (c) a member of a national securities exchange. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee.

  Warrant Certificates may be exchanged at the option of the holder or holders thereof, when surrendered to the Warrant Agent at its offices or agency maintained for the purpose of exchanging, transferring and exercising the Warrants (a "Warrant Agent Office") or at the offices of any successor Warrant Agent as provided in Section 19 hereof, for another Warrant Certificate or other Warrant Certificates of like tenor representing in the aggregate a like number of Warrants.

  The Warrant Agent is hereby authorized to countersign, in accordance with the provisions of this Section 5 and of Section 4, and deliver the new Warrant Certificates required pursuant to the provisions of this Section, and for the purpose of any distribution of Warrant Certificates contemplated by Section 14.

  No service charge shall be made for any exchange or registration of transfer of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection with any such exchange or registration of transfer. Whenever any Warrant Certificates are surrendered for exchange or registration of transfer, an authorized officer of the Warrant Agent shall mutually countersign and deliver to the person or persons entitled thereto a Warrant Certificate or Warrant Certificates duly authorized and executed by the Company, as so requested. The Warrant Agent shall not be required to effect any exchange or registration of transfer that will result in the issuance of a Warrant Certificate evidencing a fraction of a Warrant or a number of full Warrants and a fraction of a Warrant. All Warrant Certificates issued upon any exchange or registration of transfer of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations and entitled to the same benefits under this Agreement as the Warrant Certificates surrendered for such exchange or registration of transfer.

  SECTION 6.  Duration and Exercise of Warrants.

  (a) The Warrants shall expire on (a) the close of business on the date set forth pursuant to Section 1, or (b) such later date as shall be determined in the sole discretion of the Company, in a written statement to the Warrant Agent and with notice to registered holders of Warrants in the manner provided for in
Section 16 (such date of expiration being herein referred to as the "Expiration Date"). On and after the Distribution Date, each Warrant may be exercised on any business day on or prior to the close of business on the Expiration Date. After the close of business on the Expiration Date, the Warrants will become void and of no value.

  (b) Subject to the provisions of this Agreement, including Section 14, the holder of each Warrant shall have the right to purchase from the Company (and the Company shall issue and sell to such holder of a Warrant) one fully paid and nonassessable Share (except as provided by Section 180.0622(2)(b) of the Wisconsin Business Corporation Law (the "WBCL") regarding personal liability of shareholders for all debts owing to employees of the Company for services performed but not exceeding six months' service in any one case) at the price set forth pursuant to Section 1 (such price, as may be adjusted from time to time as provided in Section 14, being the "Exercise Price") upon depositing with the Warrant Agent at a

Warrant Agent Office the Warrant Certificate evidencing such Warrant, with the form of election to purchase on the reverse thereof duly completed and signed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by a bank or trust company, by a broker or dealer which is a member of NASD or by a member of a national securities exchange, and upon payment of the Exercise Price for the number of Shares in respect of which such Warrant is being exercised. Unless otherwise provided pursuant to Section 1, payment of the aggregate Exercise Price shall be made in lawful money of the United States of America. If the Warrant Agent receives moneys in payment of the purchase price for Warrants, the Warrant Agent shall deposit all funds received by it in the account of the Company maintained with it for such purpose. If the Warrant Agent receives consideration other than moneys for Warrants, the Warrant Agent shall deliver such consideration directly to the Company. In either case, the Warrant Agent shall advise the Company by telex or telecopy at the end of each day as to the Warrant Certificates that have been exercised and the amount of moneys deposited to its account or the type and amount of other consideration to be delivered to it.

  (c) The Warrant Agent shall, from time to time, as promptly as practicable, advise the Company of (i) the number of Warrants exercised, (ii) the instructions of each holder of the Warrant Certificates evidencing such Warrants with respect to delivery of the Shares to which such holder is entitled upon such exercise, (iii) delivery of Warrant Certificates evidencing the balance, if any, of the Warrants remaining after such exercise and (iv) such other information as the Company shall reasonably require.

  (d) Subject to Section 10, upon such surrender of a Warrant Certificate and payment of the Exercise Price, the Warrant Agent shall requisition from the Company's Stock transfer agent (the "Transfer Agent") for issuance and delivery to or upon the written order of the registered holder of such Warrant Certificate and in such name or names as such registered holder may designate, a certificate or certificates for the Share or Shares issuable upon the exercise of the Warrant or Warrants evidenced by such Warrant Certificate(s). Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the holder of record of such Share or Shares as of the date of the surrender of such Warrant Certificate duly executed and payment of the Exercise Price. The Warrants evidenced by a Warrant Certificate shall be exercisable, at the election of the registered holder thereof, either as an entirety or from time to time for a portion of the number of Warrants specified in the Warrant Certificate. If less than all of the Warrants evidenced by a Warrant Certificate surrendered upon the exercise of Warrants are exercised at any time prior to the date of expiration for the Warrants, a new Warrant Certificate or

Certificates shall be issued for the remaining number of Warrants evidenced by the Warrant Certificate so surrendered, and the Warrant Agent is hereby authorized to countersign the required new Warrant Certificate or Certificates pursuant to the provisions of Section 5 and this Section 6.

  SECTION 7. Call of Warrants by the Company. If so provided in the Warrant Agreement, the Company shall have the right to call and repurchase any or all Warrants at the price (the "Call Price") and on or after the date (the "Call Date") and upon the terms (the "Call Terms") as shall be set forth pursuant to
Section 1. Notice of such Call Price, Call Date and Call Terms shall be given to registered holders of Warrants in the manner provided in Section 16.

  SECTION 8. Optional Reduction of Exercise Price. Subject to the limits, if any, set forth pursuant to Section 1, the Company shall have the right, at any time or from time to time, voluntarily to reduce the then current Exercise Price to such amount (the "Reduced Exercise Price") and for such period or periods of time, which may be through the close of business on the Expiration Date (the "Reduced Exercise Price Period") as may be deemed appropriate by the Company. Notice of any such Reduced Exercise Price and Reduced Exercise Price Period shall be given to registered holders of Warrants in the manner provided in Section 16. After the termination of the Reduced Exercise Price Period, the Exercise Price shall be such Exercise Price that would have been in effect, as adjusted pursuant to the provisions of Section 14, had there been no reduction in the Exercise Price pursuant to the provisions of this Section 8. No reduction of the then current Exercise Price pursuant to the provisions of this
Section 8 shall be deemed for the purposes of Section 14 hereof to alter or adjust the Exercise Price.

  SECTION 9. Cancellation of Warrant Certificates. Any Warrant Certificate surrendered for exercise, registration of transfer or exchange shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly canceled by the Warrant Agent and shall not be reissued and, except as expressly permitted by this Agreement, no Warrant Certificate shall be issued hereunder in lieu thereof. The Warrant Agent shall deliver to the Company from time to time, or otherwise dispose of, canceled Warrant Certificates in a manner satisfactory to the Company.

  SECTION 10. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrants and of Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for

Shares in a name other than the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

  SECTION 11. Lost, Stolen, Mutilated or Destroyed Warrant Certificates. Upon receipt by the Company and the Warrant Agent of evidence reasonably satisfactory to them of the ownership and the loss, theft, destruction or mutilation of the Warrant Certificate, and of indemnity reasonably satisfactory to them, and, in the case of mutilation, upon surrender thereof to the Warrant Agent for cancellation, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver, in exchange for or in lieu of the lost, stolen, destroyed or mutilated Warrant Certificate, a new Warrant Certificate of the same tenor and for a like number of Warrants. Upon the issuance of any new Warrant Certificate under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Warrant Agent) in connection therewith. Every substitute Warrant Certificate executed and delivered pursuant to this Section in lieu of any lost, stolen or destroyed Warrant Certificate shall constitute an additional contractual obligation of the Company, whether or not the lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section are exclusive and shall preclude (to the extent lawful) any and all other rights or remedies with respect to the replacement of mutilated, lost, stolen or destroyed Warrant Certificates.

  SECTION 12. Reservation of Shares. For the purpose of enabling it to satisfy any obligation to issue Shares upon exercise of Warrants, the Company will at all times through the close of business on the Expiration Date, reserve and keep available, free from preemptive rights and out of its aggregate authorized but unissued or treasury shares of Stock, the number of Shares deliverable upon the exercise of all outstanding Warrants, and the Transfer Agent for such Stock is hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued or treasury shares of Stock as shall be required for such purpose. The Company will keep a copy of this Agreement on file with such Transfer Agent and with every transfer agent for any shares of the Company's capital stock issuable upon the exercise of

Warrants pursuant to Section 14. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent Stock certificates issuable upon exercise of outstanding Warrants, and the Company will supply such Transfer Agent with duly executed Stock certificates for such purpose.

  Before taking any action that would cause an adjustment pursuant to Section 14 reducing the Exercise Price below the then par value (if any) of the Shares issuable upon exercise of the Warrants, the Company will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Shares (except as provided by Section 180.0622(2)(b) of the WBCL regarding personal liability of shareholders for all debts owing to employees of the Company for services performed but not exceeding six months' service in any one case) at the Exercise Price as so adjusted.

  The Company covenants that all Shares issued upon exercise of the Warrants, will, upon issuance in accordance with the terms of this Agreement, be fully paid and nonassessable and free from all taxes, liens, charges and security interests created by or imposed upon the Company with respect to the issuance and holding thereof, except as provided by Section 180.0622(2)(b) of the WBCL regarding personal liability of shareholders for all debts owing to employees of the Company for services performed but not exceeding six months' service in any one case.

  SECTION 13. Obtaining of Governmental Approvals and Stock Exchange Listings. The Company will from time to time take all action that may be necessary (a) to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and to make filings under federal and state securities acts and laws, which may be or become requisite in connection with the issuance, sale, transfer and delivery of the Warrant Certificates, the exercise of the Warrants and the issuance, sale, transfer and delivery of the Shares issued upon exercise of Warrants, and (b) to have the shares of Stock, immediately upon their issuance upon exercise of Warrants, (i) listed on each national securities exchange on which the Stock is then listed or (ii) if the Stock is not then listed on any national securities exchange, listed for quotation on the NASD Automated Quotations System ("NASDAQ") National Market System ("NASDAQ/NMS") or such other over-the-counter quotation system on which the Stock may then be listed.

  SECTION 14. Adjustment of Exercise Price and Number of Shares Purchasable or Number of Warrants. Except as may be otherwise provided in accordance with
Section 1, the Exercise Price, the number of Shares purchasable upon the exercise of each Warrant and the number of Warrants outstanding are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 14.

  (a) If the Company shall (i) pay a dividend on its capital stock (including Stock) in shares of Stock, (ii) subdivide its outstanding shares of Stock,
(iii) combine its outstanding shares of Stock into a smaller number of shares of Stock or (iv) issue any shares of its capital stock in a reclassification of the Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the number of Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the holder of each Warrant shall be entitled to receive the kind and number of Shares or other securities of the Company which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

  (b) In the event of any capital reorganization or any reclassification of the Stock (except as provided in paragraph (a) above or paragraph (h) below), any holder of Warrants upon exercise thereof shall be entitled to receive, in lieu of the Stock to which he would have become entitled upon exercise immediately prior to such reorganization or reclassification, the shares (of any class or classes) or other securities or property of the Company that he would have been entitled to receive at the same aggregate Exercise Price upon such reorganization or reclassification if his Warrants had been exercised immediately prior thereto; and in any such case, appropriate provision (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and shall be evidenced by a resolution filed with the Warrant Agent) shall be made for the application of this Section 14 with respect to the rights and interests thereafter of the holders of Warrants (including the allocation of the adjusted Exercise Price between or among shares of classes of capital stock), to the end that this Section 14 (including the adjustments of the number of shares of Stock or other securities purchasable and the Exercise Price thereof) shall thereafter be reflected, as nearly as reasonably practicable, in all subsequent exercises of the Warrants for any shares or securities or other property thereafter deliverable upon the exercise of the Warrants.

  (c) Except for adjustments required by paragraph (h) hereof, no adjustment in the number of Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this paragraph (c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest cent and to the nearest one-hundredth of a Share, as the case may be.

  (d) Whenever the number of Shares purchasable upon the exercise of each Warrant is adjusted as herein provided (whether or not the Company then or thereafter elects to issue additional Warrants in substitution for an adjustment in the number of Shares as provided in paragraph (f)), the Exercise Price payable upon exercise of each Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustments by a fraction, of which the numerator shall be the number of Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and the denominator shall be the number of Shares so purchasable immediately thereafter.

  (e) For the purpose of this Section 14, the term "shares of stock" shall mean (i) the class of stock designated as the [Common/specify preferred stock] Stock of the Company at the date of this Agreement, or (ii) any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, of from par value to no par value, or from no par value to par value. If at any time, as a result of an adjustment made pursuant to paragraph (a) or (b) above, the holders of Warrants shall become entitled to purchase any shares of the Company other than shares of Stock, thereafter the number of shares so purchasable upon exercise of each Warrant and the Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in paragraph (a) through
(d), inclusive, above, and the provisions of Sections 5, 10, 12, 13(a) and 16, with respect to the Shares, shall apply on like terms to any such other shares.

  (f) The Company may elect, on or after the date of any adjustment required by paragraphs (a) or (b) of this Section 14, to adjust the number of Warrants in substitution for an adjustment in the number of Shares purchasable upon the exercise of a Warrant. Each of the Warrants outstanding after such adjustment of the number of Warrants shall be exercisable for the same number of Shares as immediately prior to such adjustment. Each Warrant held of record prior to such adjustment of the number of Warrants shall become that number of Warrants (calculated to the nearest hundredth) obtained by dividing the Exercise Price in effect prior to adjustment of the Exercise Price by the Exercise Price in effect after the adjustment of the Exercise Price. The Company shall notify the holders of Warrants in the same manner as provided in the first paragraph of Section 16, of its election to adjust the number of Warrants, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Exercise Price is adjusted or any day thereafter. Upon each adjustment of the number of Warrants pursuant to this paragraph (f) the Company shall, as promptly as practicable, cause to be distributed to holders of record of Warrants on such record date Warrant Certificates evidencing, subject to Section 15, the additional Warrants to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Warrant Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Warrant Certificates evidencing all the Warrants to be issued, executed and registered in the manner specified in Sections 4 and 5 (and which may bear, at the option of the Company, the adjusted Exercise Price) and shall be registered in the names of the holders of record of Warrant Certificates on the record date specified in the notice.

  (g) Except as provided in paragraph (a) of this Section 14, no adjustment in respect of any dividends shall be made during the term of a Warrant or upon the exercise of a Warrant.

  (h) In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Warrant Agent an agreement that each holder of a Warrant shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had such Warrant been exercised immediately prior to such action. The Company shall mail by first class mail, postage prepaid, to each holder of a Warrant, notice of the execution of any such agreement. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 14. The provisions of this paragraph (h) shall similarly apply to successive consolidations, mergers, sales or conveyances. The Warrant Agent shall be under no duty or responsibility to determine the correctness of any provisions contained in any provisions contained in any such agreement relating either to the kind or amount of shares of stock or other securities or property receivable upon exercise of Warrants or with respect to the method employed and provided therein for any adjustments and shall be entitled to rely upon the provisions contained in any such agreement.

  (i) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

  SECTION 15.  Fractional Warrants and Fractional Shares.

  (a) The Company shall not be required to issue fractions of Warrants on any distribution of Warrants to holders of Warrant Certificates pursuant to Section 14(f) or to distribute Warrant Certificates that evidence fractional Warrants. In lieu of such fractional Warrants there shall be paid to the registered holders of the Warrant Certificates with regard to which such fractional Warrants would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a full Warrant. For purposes of this
Section 15(a), the current market value of a Warrant shall be the closing price of one Warrant (as determined pursuant to paragraph (c) below) for the trading day immediately prior to the date on which such fractional Warrant would have been otherwise issuable.

  (b) Notwithstanding any adjustment pursuant to Section 14 in the number of Shares purchasable upon the exercise of Warrant, the Company shall not be required to issue fractions of Shares upon exercise of the Warrants or to distribute certificates which evidence fractional Shares. In lieu of fractional Shares, there shall be paid to the registered holders of Warrant Certificates at the time such Warrant Certificates are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share of Stock. For purposes of this Section 15(b), the current market value of a share of Stock shall be the closing price of a share of Stock (as determined pursuant to paragraph (c) below) for the trading day immediately prior to the date of such exercise.

  (c) The closing price for each day shall be the last sale price, regular way, or, if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such day, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Warrants or Stock, as the case may be, is not listed or admitted to trading on such exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Warrants or Stock, respectively, is listed or admitted to trading, or if the Warrants or Stock, as the case may be, is not listed or admitted to trading on any national securities exchange, as reported on NASDAQ/NMS or, if the Warrants or Stock, as the case may be, is not listed or admitted to trading on NASDAQ/NMS, as reported on NASDAQ.

  SECTION 16. Notices to Warrantholders. Upon any adjustment of the number of Shares purchasable upon exercise of each Warrant, the Exercise Price or the number of Warrants outstanding pursuant to Section 14, the Company within 20 calendar days thereafter shall (i) cause to be filed with the Warrant Agent a certificate of a firm of independent public accountants of recognized standing selected by the Company (who may be the regular auditors of the Company) setting forth the Exercise Price and either the number of Shares purchasable upon exercise of each Warrant or the additional number of Warrants to be issued for each previously outstanding Warrant, as the case may be, after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such adjustment was made, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and
(ii) cause to be given to each of the registered holders of the Warrant Certificates at such holder's address appearing on the Warrant Register written notice of such adjustments by first class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 16.

  Pursuant to Sections 1, 6, 7 and 8, the Company shall cause written notice of such later Distribution Date, such later Expiration Date, such Call Price, Call Date and Call Terms and such Reduced Exercise Price and Reduced Exercise Price Period, as the case may be, to be given as soon as practicable to the Warrant Agent and to each of the registered holders of the Warrant Certificates by first class mail, postage prepaid, at such holder's address appearing on the Warrant Register. In addition to the written notice referred to in the preceding sentence, the Company shall make a public announcement in a daily morning newspaper of general circulation in New York City and in Chicago of such earlier Distribution Date, such later Expiration Date, such Call Price, Call Date and Call Terms and such Reduced Exercise Price and Reduced Exercise Price Period, as the case may be, at least once a week for two successive weeks prior to the implementation of such terms.

  If:

  (a) the Company shall declare any dividend payable in any securities upon its shares of Stock or make any distribution (other than a cash dividend) to the holders of its shares of Stock, or

  (b) the Company shall offer to the holders of its shares of Stock any additional shares of Stock or securities convertible into shares of Stock or any right to subscribe thereto, or

  (c) there shall be a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger or sale of all or substantially all of its property, assets and business as an entirety), then the Company shall (i) cause written notice of such event to be filed with the Warrant Agent and shall cause written notice of such event to be given to each of the registered holders of the Warrant Certificates at such holder's address appearing on the Warrant Register, by first class mail, postage prepaid, and (ii) make a public announcement in a daily newspaper of general circulation in New York City and in Chicago of such event, such giving of notice and publication to be completed at least 10 calendar days (or 20 calendar days in any case specified in clause (c) above) prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution or subscription rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. The failure to give the notice required by this Section 16 or any defect therein shall not affect the legality or validity of any distribution, right, warrant, dissolution, liquidation or winding up or the vote upon or any other action taken in connection therewith.

  SECTION 17. Warrant Agent. The Company hereby appoints the Warrant Agent as the Warrant Agent of the Company in respect of the Warrant Certificates upon the terms and subject to the conditions herein set forth, and the Warrant Agent hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it in the Warrant Certificates and by this Agreement, and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it. All of the terms and provisions with respect to such powers and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof.

  SECTION 18.  Conditions of Warrant Agent's Obligations.   The Warrant Agent
undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

  (a) The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. Except as herein otherwise provided, the Warrant Agent assumes no responsibility with respect to the execution, delivery or distribution of the Warrant Certificates.

  (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company nor shall it at any time be under any duty or responsibility to any holder of a Warrant to make or cause to be made any adjustment in the Exercise Price or in the number of Shares issuable upon exercise of any Warrant (except as instructed by the Company), or to determine whether any facts exist which may require any such adjustments, or with respect to the nature or extent of or method employed in making any such adjustments when made.

  (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or any holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

  (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

  (e) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent under this Agreement, to reimburse the Warrant Agent upon demand for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the performance of its duties under this Agreement and to indemnify the Warrant Agent and save it harmless against any and all losses, liabilities and expenses, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent arising out of or in connection with this Agreement except as a result of its negligence or bad faith.

  (f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrant Certificates shall furnish the Warrant Agent with reasonable security and indemnity for any costs or expenses which may be incurred. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery or judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

  (g) The Warrant Agent, and any stockholder, director, officer or employee thereof, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though they were not the Warrant Agent under this Agreement, or a stockholder, director, officer or employee of the Warrant Agent, as the case may be. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

  (h) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may or do or refrain from doing in connection with this Agreement except for its own negligence or bad faith.

  (i) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

  (j) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof), nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of the Shares to be issued pursuant to this Agreement or any Warrant Certificate or as to whether the Shares will when issued be validly issued, fully paid and nonassessable or as to the Exercise Price or the number of Shares issuable upon exercise of any Warrant.

  (k) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or in good faith reliance upon any statement signed by any one of such officers of the Company with respect to any fact or matter (unless other evidence in respect thereof is herein specifically prescribed) which may be deemed to be conclusively proved and established by such signed statement.

  SECTION 19.  Resignation and Appointment of Successor Warrant Agent.

  (a) The Company agrees, for the benefit of the holders from time to time of the Warrant Certificates, that at all times there shall be a Warrant Agent hereunder until all the Warrant Certificates are no longer exercisable.

  (b) The Warrant Agent may at any time resign as such agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided that such date shall not be less than 60 days after the date on which such notice is given unless the Company agrees to accept less notice. The Warrant Agent may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective. Such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor Warrant Agent (which shall be a bank or trust company organized and doing business under the laws of the United States of America or of any State, in good standing, and authorized under such laws to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent. Upon its resignation or removal, the Warrant Agent shall be entitled to the payment by the Company of the compensation agreed to under Section 18(e) hereof for, and to the reimbursement of all reasonable out-of-pocket expenses incurred in connection with, the services rendered hereunder by the Warrant Agent.

  (c) If at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or shall file a petition seeking relief under the Federal Bankruptcy Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy law or similar law or make an assignment for the benefit of its creditors or consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or of all or any substantial part of its property shall be appointed, or if an order of any court shall be entered for relief against it under the Federal Bankruptcy Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy or similar law or if any public officer shall have taken charge or control of the Warrant Agent or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Warrant Agent, qualified in accordance with the terms of this Agreement, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment of a successor Warrant Agent and acceptance by the latter of such appointment, the Warrant Agent so superseded shall cease to be the Warrant Agent hereunder.

  (d) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all moneys, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

  (e) Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all the assets and business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

  SECTION 20. Warrantholder Not Deemed a Stockholder. Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of the meetings of stockholders or for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

  SECTION 21. Delivery of Prospectus. If the Company is required under applicable federal or state securities laws to deliver a prospectus upon exercise of Warrants, the Company will furnish to the Warrant Agent sufficient copies of a prospectus, and the Warrant Agent agrees that upon the exercise of any Warrant Certificate by the holder thereof, the Warrant Agent will deliver to such holder, prior to or concurrently with the delivery of the certificate or certificates for the Shares issued upon such exercise, a copy of the prospectus.

  SECTION 22. Notices to Company and Warrant Agent. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by any registered holder of any Warrant

Certificate to or on the Company shall be sufficiently given or made if sent by mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

  Johnson Controls, Inc.
  5757 Green Bay Avenue
  Milwaukee, Wisconsin 53209
  Attention:  Corporate Secretary

  If the Company shall fail to maintain such office or agency or shall fail to give such notice of any change in the location thereof, presentation may be made and notices and demands may be served at the principal office of the Warrant Agent.

  Any notice pursuant to this Agreement to be given by the Company or by any registered holder of any Warrant Certificate to the Warrant Agent shall be sufficiently given if sent by mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) to the Warrant Agent at the address set forth in the Warrant Agreement.

  SECTION 23. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrant Certificates in order to designate Warrants pursuant to Section 1, to cure any ambiguity, manifest error or other mistake in this Agreement, or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and the Warrant Agent may deem necessary or desirable and that shall not adversely affect, alter or change the interests of the holders of the Warrant Certificates.

  SECTION 24. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

  SECTION 25. Termination. This Agreement shall terminate at the close of business on the Expiration Date. Notwithstanding the foregoing, this Agreement will terminate on any earlier date when all Warrants have been exercised. The provisions of Section 18 shall survive such termination.

  SECTION 26. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrant Certificates.

  SECTION 27. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

  SECTION 28. Headings. The headings of sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

  SECTION 29. Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times at the principal corporate trust office of the Warrant Agent for inspection by the holder of any Warrant Certificate. The Warrant Agent may require such holder to submit his Warrant Certificate for inspection by it.

  SECTION 30. Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Wisconsin and for all purposes shall be construed in accordance with the laws of such State.